                                                                    Exhibit 99.1

                       [VION PHARMACEUTICALS, INC. LOGO]

                          COMPANY CONTACT: VION PHARMACEUTICALS, INC.
                                           Alan Kessman, Chief Executive Officer
                                           Howard B. Johnson, President & CFO
                                           (203) 498-4210 phone

Meghan Fitzgerald Joins Vion's Senior Management Team

NEW HAVEN, CT, JANUARY 10, 2006 - VION PHARMACEUTICALS, INC. (NASDAQ CAPITAL
MARKET: VION) announced today that Meghan Fitzgerald has joined its senior management team as a corporate officer with the title of Chief Business Officer.
Fitzgerald will report to Alan Kessman, Chief Executive Officer of the company.

At Vion, Fitzgerald will be responsible for the commercialization of the company's lead anticancer agent, Cloretazine(R). She will direct new product planning, business development and corporate strategy.

"We are delighted to have attracted an individual with the talent and experience of Meghan Fitzgerald to our senior management team" said Alan Kessman. "As Vion prepares for the commercialization of Cloretazine(R), Meghan's insight and expertise in strategic planning, business development and marketing will be invaluable."

Prior to joining Vion, Fitzgerald worked at Pfizer Inc from 2001 to early 2006, where she held positions in strategic planning and marketing. Most recently,
Fitzgerald was Senior Director of Strategic Planning and Business Development
for Pfizer Global Pharmaceuticals, the company's main operating division. In this role, she supported executive decision-making related to business strategies, operations, and tactics, with high-level analyses of customer groups,

industry trends, policy developments, and competitor activities across all global markets. She previously was Worldwide Marketing Director of Lifecycle
Management, where she led a team responsible for implementing a ten-year lifecycle plan for various pharmaceutical products including Celebrex, a multi-billion dollar franchise.

Fitzgerald has also held marketing positions at Merck, Forest Labs, Bayer
Pharmaceutical and Sanofi-Synthelabo. Included among her many industry accomplishments is her work on developing several international and high-profile product launch strategies, which helped achieve positioning, pricing, regulatory and commercial milestones.

"I am thrilled to be joining Vion, a wonderful company with exciting technologies for the treatment of cancer," said Fitzgerald. "I look forward to helping guide Cloretazine(R) to market and offering patients, their families and their physicians a valuable new treatment option for acute myeloid leukemia, the most common acute leukemia in adults."

Vion Pharmaceuticals, Inc. is developing cancer therapeutics. Vion has two agents in clinical trials: Cloretazine(R), a unique sulfonylhydrazine alkylating agent, is being evaluated in a Phase III trial in combination with cytarabine in relapsed acute myelogenous leukemia. Trials of Cloretazine(R) as a single agent in previously untreated elderly acute myelogenous leukemia and high-risk myelodysplastic syndromes, adult and pediatric brain tumors, small cell lung cancer and chronic lymphocytic leukemia, and in combination with temozolomide in hematologic malignancies, are also underway. Triapine(R), a potent inhibitor of a key step in DNA synthesis, is being evaluated in trials sponsored by the
National Cancer Institute. In preclinical studies, Vion is also evaluating
KS119W, a hypoxia-selective compound from the sulfonylhydrazine class, and heterocyclic hydrazones. The Company also is seeking development partners for
TAPET(R), its modified Salmonella vector used to deliver anticancer agents directly to tumors. For additional information on Vion and its product development programs, visit the Company's Internet web site at
www.vionpharm.com.

This news release contains forward-looking statements. Such statements are subject to certain risk factors which may cause Vion's plans to differ or results to vary from those expected, including Vion's ability to secure external sources of funding to continue its operations, the inability to access capital and funding on favorable terms, continued operating losses and the inability to continue operations as a result, its dependence on regulatory approval for its products, delayed or unfavorable results of drug trials, the possibility that favorable results of earlier clinical trials are not predictive of safety and efficacy results in later clinical trials, the need for additional research and testing, and a variety of other risks set forth from time to time in Vion's filings with the Securities and Exchange Commission, including but not limited to the risks discussed in Vion's Annual Report on Form 10-K for the year ended
December 31, 2004. Except in special circumstances in which a duty to update arises under law when prior disclosure becomes materially misleading in light of subsequent events, Vion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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